SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

April 19, 2010

PACIFIC CONTINENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)
0-30106	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2010, Pacific Continental Corporation (the “Company”) and its subsidiary Pacific Continental Bank (the “Bank”), extended the term under the Employment Agreements dated November 9, 2007 with Hal Brown, Chief Executive Officer, and Roger Busse, President and Chief Operating Officer, respectively, by one year to April 30, 2013.  The term extensions occurred according to the annual renewal procedures set forth in the agreements, which provide that each year the executives may propose a one-year term extension to the Board of Directors of the Company and the Bank in order to re-set to the original three-year term.  The Board then determines whether to accept the extension proposal.  The term extensions do not increase potential severance benefits payable under the agreements.  Other than Messrs. Brown and Busse, no executive has an employment agreement with the Company or the Bank.

A description of the other material terms and conditions of the Employment Agreements is contained in the “Post Employment and Termination Benefits” section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2010, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to Vote of Security Holders.

Pacific Continental Corporation’s Annual Shareholders’ Meeting was held on April 19, 2010.  There were 18,393,773 shares outstanding and entitled to vote at the annual meeting; of those shares, 15,024,743 were present in person or by proxy.  The following matters were voted upon at the 2010 Annual Meeting:

1.           The election of nine members to the Board of Directors to serve until the 2011 Annual Meeting or until their successors have been elected and qualified;

2.           An amendment to the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”) to increase the authorized number of shares of common stock from 25,000,000 to 50,000,000;

3.           An amendment to the Articles of Incorporation to increase the number of shares of preferred stock authorized for issuance from 20,000 to 1,000,000; and

4.           Ratification of appointment of Moss Adams LLP to serve as the Company’s independent registered public accounting firm for the fiscal year 2010.

The following is a summary of the voting results for the matters voted upon by the shareholders.  Proposal 3 was not approved, as it required the affirmative vote of at least a majority of votes entitled to be cast, and not just a majority of shares voted at the meeting.

1.           Election of Directors

Director’s Name                                           Votes For                      Votes Withheld                                Broker Non-Votes

Robert Ballin                                             12,912,299                     133,580                                               1,888,864
Michael E. Heijer                                          12,942,742                     103,137                                               1,888,864
Donald Krahmer, Jr.                                     12,942,852                     103,027                                               1,888,864
Hal Brown                                                     12,893,557                     152,322                                               1,888,864
Michael Holcomb                                        12,891,452                     154,427                                               1,888,864
Donald Montgomery                                  12,716,080                     329,799                                               1,888,864
Cathi Hatch                                                  12,951,042                       94,837                                               1,888,864
Michael Holzgang                                       12,964,049                       81,830                                               1,888,864
John Rickman                                               12,963,589                      82,290                                                1,888,864

2.           Amendment to the Articles of Incorporation to Increase Authorized Common Stock

Votes For                                           Votes Against                                                                Abstentions
13,969,963                                           935,924                                                                            28,856

3.           Amendment to the Articles of Incorporation to Increase Authorized Preferred Stock

Votes For                                           Votes Against                                                                Abstentions
6,830,893                                            6,112,838                                                                          102,148

4.           Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For                                           Votes Against                                                                Abstentions
14,753,692                                          135,148                                                                             45,903

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           April 20, 2010
PACIFIC CONTINENTAL CORPORATION By: /s/ Michael A. Reynolds Michael A. Reynolds Executive Vice President Chief Financial Officer